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                                                                    Exhibit 99.1



Company Contact:                           Company Contact:

Richard B. Collins                         Charles R. Valade
President and Chief Executive Officer      President and Chief Executive Officer
United Financial Bancorp, Inc.             CNB Financial Corp.
Tel: (413) 787-1700                        Tel: (508) 752-4800


FOR IMMEDIATE RELEASE
---------------------

               UNITED FINANCIAL BANCORP, INC. RECEIVES REGULATORY
                     APPROVAL TO ACQUIRE CNB FINANCIAL CORP.

      WEST SPRINGFIELD, MASSACHUSETTS AND WORCESTER, MASSACHUSETTS- NOVEMBER 12, 2009 United Financial Bancorp, Inc. (Nasdaq Global Select: UBNK) and CNB Financial Corp. (OTCBB: CFNA) announced today that United Financial Bancorp has received regulatory approval to acquire CNB Financial. The merger is anticipated to close on or about November 30, 2009.

      As a result of the elections of the CNB Financial shareholders and the allocation and proration mechanisms set forth in the merger agreement, the merger consideration has been allocated as follows:

      o Those CNB Financial stockholders that elected to receive United Financial Bancorp common stock in exchange for their shares of CNB Financial Corp. will receive 0.8257 shares of United Financial Bancorp common stock for each of their shares of CNB Financial Corp.

      o Those CNB Financial stockholders that elected to receive cash in exchange for their shares of CNB Financial Corp. will receive $9.11 in cash and 0.1257 shares of United Financial Bancorp common stock for each of their shares of CNB Financial Corp.

      o Those CNB Financial stockholders that did not select an election preference or submit a properly completed election form within the required timeframe will receive 0.8257 shares of United Financial Bancorp common stock for each of their shares of CNB Financial Corp.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered savings bank headquartered at 95 Elm Street, West Springfield, MA 01090. United Bank provides an array of financial products and services through its 16 branch offices located throughout Western Massachusetts. Through its Wealth Management Group and its partnership with NFP Securities, Inc., the Bank is able to offer access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding the Bank's

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products and services and for United Financial Bancorp, Inc. investor relations information, please visit www.bankatunited.com.
                          --------------------

CNB Financial Corp., headquartered in Worcester, Massachusetts, is the holding company for Commonwealth National Bank, which opened its doors in December 2001. Commonwealth National Bank was the first new bank started in the Worcester area in more than 15 years. Recognized for its personalized service, state-of-the art products and experienced bankers, Commonwealth National Bank offers branches in Worcester at 33 Waldo Street, One West Boylston Street and 1393 Grafton Street, as well as at 564 Main Street in Shrewsbury, 701 Church Street in Northbridge and 26 West Boylston Street in West Boylston, Massachusetts. Additional information is available on the CNB Financial's website at www.commonwealthworcester.com.
-----------------------------

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, competition, and other risks detailed from time to time in the Company's SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.